SCHEDULE 14A INFORMATION

               Consent Solicitation Statement Pursuant to Section 14(a) of
                      The Securities Exchange Act of 1934


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

    / /	 Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/	 Definitive Proxy Statement
    / /	 Definitive Additional Materials
    / /	 Soliciting Material Pursuant to Rule 14a-
		   11(c) or Rule 14a-12


                                 MPTV, Inc.
                 (Name of Registrant as Specified in its Charter)

Payment of Filing Fee:

    /x/	     No fee required
    / /	     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             			and 0-11

            (1) Title of each class of securities to which transaction applies:
                  ____________________________________________________

            (2) Aggregate number of securities to which transaction applies:
                  ____________________________________________________

       	    (3)	Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
              		  ____________________________________________________

            (4) Proposed maximum aggregate value of transaction:
       	          ____________________________________________________

	      (5) Total fee paid:
		          ____________________________________________________

    / /	      Fee paid previously with preliminary materials.

    / /	      Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      	     (1) Amount Previously Paid:
		                __________________________________________________

      	     (2) Form, Schedule or Registration Statement No.:
		                __________________________________________________

	           (3) Filing Party:
             		   __________________________________________________

      	     (4) Date Filed:
		                __________________________________________________

                                  MPTV, INC.
                        366 San Miguel Drive, Suite 210
                        Newport Beach, California  92660


To Our Stockholders:


Our Board of Directors is hereby seeking the approval of MPTV's stockholders to amend MPTV's Articles of Incorporation to increase the number of authorized shares of common stock to 1,900,000,000. The Board of Directors is seeking this approval by the solicitation of written consents. We are not holding a meeting of stockholders in connection with this consent solicitation.

In this consent solicitation, you are being asked to amend MPTV's Articles of Incorporation to increase the number of authorized shares of common stock from 950,000,000 to 1,900,000,000. The number of outstanding shares of common stock would remain unchanged as a result of this amendment, giving MPTV the opportunity to issue up to 950,000,000 additional shares of common stock. Our Board of Directors unanimously recommends that you consent to the amendment authorizing the increase.

The Consent Solicitation Statement on the following pages describes the matters being presented to you in this consent solicitation.

Our Board of Directors hopes that you will have your stock represented by signing, dating and returning your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within ten (10) days of the delivery of the first dated consent delivered to MPTV (this date may be extended by our Board of Directors), your stock will be voted in favor of the proposed amendment.


March 24, 2000
                                          						HURLEY C. REED
							                                         President

                                MPTV, INC.
                      366 San Miguel Drive, Suite 210
                      Newport Beach, California  92660

                        ___________________________

Consent Solicitation Statement
                               March 24, 2000
                        ___________________________

                            GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of MPTV. Our Board is soliciting these consents in lieu of a meeting of stockholders, in connection with the proposed amendment of our Articles of Incorporation to increase our number of authorized shares of our common stock to 1,900,000,000. Only stockholders of record at the close of business on our record date of February 24, 2000 will be entitled to submit a written consent.

We are incorporated in the State of Nevada and are therefore subject to
Title 7 of the Nevada Revised Statutes.   Section 78.320 of the Nevada Revised
Statutes permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, exceed the votes represented by written disapprovals of the actions to be so taken. Our Board of Directors has determined that the votes must be received within 10 days of the date of the first such written consent; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if within 10 days following our receipt of the first written consent approving the proposed amendment (unless the Board extends this period) we receive executed consents approving these actions from the holders of a number of shares of our common stock exceeding the number of shares for which holders have forwarded written disapprovals, you will be deemed to have approved the proposed. We intend to amend our Articles of Incorporation as soon as practicable following our receipt of the necessary consents.

All written consents that we receive, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposed action are received by us within 10 days from the date of the first such consent (unless this 10-day period is extended by our Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation prior to the time that we receive written consents sufficient to approve the proposed amendment. A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Hurley C. Reed, President, MPTV, Inc., 366 San Miguel Drive, Suite 210, Newport Beach, California 92660.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the record date, February 24, 2000 will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding 950,000,000 shares of our common stock. Each share of common stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the proposed actions being submitted to you. To be counted toward the votes required for approval of the proposed actions, your consent must be delivered to us within 10 days of the delivery of the first dated consent (unless such period is extended by our Board of Directors).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 24, 2000, relating to the beneficial ownership of our common stock by (i) all persons known by us to beneficially own more than five percent of the outstanding shares; (ii) each of our directors; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, each of the following individuals has sole vesting and sole investment control with respect to the shares he beneficially owns. The address of each of these persons is c/o MPTV, Inc., 366 San Miguel Drive, Suite 210, Newport Beach, California 92660.

The number of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of our common stock at February 24, 2000 is 950,000,000.


                      	     	Number of Shares	           	Percent
Name			                    	 Beneficially Owned	         	of Class
James C. Vellema and
  Kathryn M. Vellema,
   Joint tenants	             4,428,200			                  4.7%

Hurley C. Reed	          	       50,000	                     *

                     _________________________________________________
     (*)Less than one percent.

      Mr. and Mrs. Vellema's ownership includes options to purchase 150,000 shares, all of which are exercisable within 60 days of February 24, 2000.

     	Mr. Reed's beneficial ownership includes options to purchase 50,000 shares, all of which are exercisable within 60 days of February 24, 2000.


        Proposal One - Approval of Amendment to Articles of Incorporation
                  For Increase in Authorized Number of Shares

General

Our Board of Directors has unanimously approved a resolution to amend our Articles of Incorporation to increase the authorized shares of common stock from 950,000,000 to 1,900,000,000. The increase will be effected by an amendment to our Articles of Incorporation, and will become effective upon the filing of a certificate of amendment with the Nevada Secretary of State. The form of this amendment is set forth as Exhibit A to this consent solicitation statement.

Reasons for Increase in Authorized Shares

Our Articles of Incorporation currently authorize 950,000,000 shares of common stock. As of February 24, 2000, however, we have 950,000,000 shares of common stock issued and outstanding and thus cannot issue any additional shares of common stock. In the past, we have been greatly reliant upon the issuance of common stock to raise capital and compensate our employees and consultants.
In addition, proceeds raised from the sale of common stock in the past have provided the capital for our Lake Tropicana renovation project.

We have determined that without an increase in our authorized common stock, we will not be able to raise capital or compensate our consultants and employees for services to be rendered in the future. More importantly, without the ability to sell additional shares of common stock we will not have the funding required to complete the renovation of our Lake Tropicana timeshare resort. Our business strategy is dependent upon the completion of the Lake Tropicana project; the inability to finance the project would have a material adverse impact on our operations and financial condition.
Accordingly, our Board of Directors determined that it would be in our best interest to increase the post-reverse split number of authorized shares of common stock to 1,900,000,000. Approval of this proposal will effect that increase.

We believe that having such additional shares available for issuance will enable us to progress with the Lake Tropicana renovations and take prompt action on such other corporate opportunities as may materialize in the future, if our Board of Directors deems such issuances to be in our best interest.
The disadvantage of any such increase is that any additional issuances of common stock will dilute the percentage of MPTV owned by existing stockholders. The additional California and Nevada franchise taxes with respect to the additional shares will be minimal.

Recommendation and Vote

The affirmative consent of holders of a number of outstanding shares of our common stock in excess of the shares held by holders disapproving of such action is necessary for the approval of the amendment of our Articles to increase the authorized shares. Our Board of Directors recommends that you consent to the increase.

Annual Report on Form 10-KSB

A copy of our annual report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by writing to: MPTV, Inc., 366 San Miguel Drive, Suite 210, Newport Beach, California 92660, Attention: Corporate Secretary. In addition, you may access this annual report through the Securities and Exchange Commission's Web site, www.sec.gov.